                                                                    EXHIBIT 3.17


                               ARTICLES OF MERGER
                                       OF
                             SOUTHWESTERN ICE, INC.
                             AN ARIZONA CORPORATION
                                      INTO
                        PACKAGED ICE SOUTHWESTERN, INC.
                               A TEXAS CORPORATION


       Pursuant to the provisions of article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following articles of merger for the purpose of effecting a merger in accordance with the provisions of article 5.01 of the Texas Business Corporation Act.

1.     A plan of merger adopted in accordance with the provisions of article
5.04 of the Texas Business Corporation Act providing for the combination of Southwestern Ice, Inc., an Arizona corporation, and Packaged Ice Southwestern, Inc., a Texas corporation, resulting in Packaged Ice Southwestern, Inc., a Texas corporation, being the surviving corporation in the merger is attached hereto as Exhibit A and is incorporated herein by reference.

2. The name of each of the undersigned corporations and other entity or entities, the type of such corporation or other entity and the laws under which such corporation or other entity was organized are:

Name of Corporation or
    Other Entity                           Type of Entity              State
----------------------                     --------------              -----
Southwestern Ice, Inc.                     Corporation                 Arizona
Packaged Ice Southwestern, Inc.            Corporation                 Texas

3. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:

                                                         Number of Shares
                       Number of Shares                  Entitled to Vote
Name of Corporation       Outstanding      Class         as a Class or Series
-------------------    ----------------    -----         --------------------
Packaged Ice
Southwestern, Inc.          1,000          Common                 N/A

4. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the plan of merger, respectively, are as follows:

                                                  Number of Shares Entitled
                                                  To Vote as a Class
                     Total     Total              -------------------------
Name of              Voted     Voted                Voted         Voted
Corporation          For       Against     Class    For           Against
-----------          ---       -------     -----    -----         -------
Packaged Ice
Southwestern, Inc.   1,000       0         Common    N/A            N/A

5. The plan of merger and the performance of its terms were duly authorized by all action required by the laws under which each foreign corporation or other entity that is a party to the plan of merger was incorporated or organized by its constituent documents.

6. The merger will become effective upon the issuance of the certificate of merger by the Secretary of State of the State of Texas in accordance with 5.05 of the TBCA.



Dated: April 17, 1997


                                           SOUTHWESTERN ICE, INC.



                                           By:
                                              ----------------------------------
                                                 Dale M. Johnson, Chief
                                                 Financial Officer



                                           PACKAGED ICE SOUTHWESTERN, INC.



                                           By:
                                               ---------------------------------
                                                 James F. Stuart, Chief
                                                 Executive Officer

                                   EXHIBIT A

                                 PLAN OF MERGER
                          AND ARTICLES OF AMENDMENT TO
                          THE ARTICLES OF INCORPORATION
                            OF SURVIVING CORPORATION


       1.     Names of the corporations proposing to merge:

                     Southwestern Ice, Inc., an Arizona corporation

                     Packaged Ice Southwestern, Inc., a Texas corporation

       2. Packaged Ice Southwestern, Inc., a Texas corporation, the "Surviving Corporation" shall continue its existence as the surviving corporation after the merger.

       3.     The terms and conditions of the merger are as follows:

              (a) Effective Date. The merger shall become effective upon the occurrence of the issuance of the certificate of merger (the "Effective Date") by the Secretary of State of the State of Texas pursuant to
       Article 5.05 of the Texas Business Corporation Act.

              (b) Corporate Existence. The corporate existence and identity of Packaged Ice Southwestern, Inc., a Texas corporation, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the merger, and the corporate existence and identity of Southwestern Ice, Inc., an Arizona corporation, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of Packaged Ice Southwestern, Inc., a Texas corporation, and the Surviving Corporation shall be vested fully therewith and the separate corporate existence and identity of Southwestern Ice, Inc., an Arizona corporation, shall thereafter cease except to the extent continued by statute.

              (c) Manner and Basis of Converting Shares. Certain shareholders of Southwestern Ice, Inc., an Arizona corporation (the "Minority Shareholders") will receive only cash in exchange for their shares of common stock of Southwestern Ice, Inc., an Arizona corporation. The remaining shareholders of Southwestern Ice, Inc., an Arizona corporation (the "Majority Shareholders") will receive a combination of cash and shares of common stock of Packaged Ice, Inc., a Texas corporation, in exchange for their shares of common stock of Southwestern Ice, Inc., an Arizona corporation.

       4. The Articles of Incorporation of Packaged Ice Southwestern, Inc., the Surviving Corporation, shall be amended simultaneously with the merger to change the corporation name. The amendment alters or changes Article One of the original Articles of Incorporation and the full text of each provision as altered is as follows:

                                   Article One

The name of the corporation is Southwestern Ice, Inc.